Exhibit 99.1



                 LINCOLN BANCORP REPORTS FOURTH QUARTER EARNINGS


Lincoln Bancorp (Nasdaq: LNCB) (the "Company"), the holding company of Lincoln Bank (the "Bank"), announced today that net income for the fourth quarter ended December 31, 2003 was $811,000, or $.21 for basic and $.20 for diluted earnings per share. This compared to net income for the comparable period in 2002 of $996,000, or $.24 for basic and $.23 for diluted earnings per share. Return on assets was .56% and return on equity was 4.10% for the fourth quarter of 2003 compared to .79% and 4.86%, respectively, for the same period last year.

Net income for the year ended December 31, 2003 was $3,589,000, or $.91 for basic and $.88 for diluted earnings per share. This compared to $4,491,000 or $1.04 for basic and $1.00 for diluted earnings per share for 2002. Return on average assets for 2003 was .64% and return on average equity was 4.53% compared to .89% and 5.31%, respectively, for 2002.

Assets totaled $591.7 million at December 31, 2003, an increase from December 31, 2002 of $69.8 million for a growth rate of over 13%. The growth was in net loans, up $81.8 million from yearend 2002. The Bank increased residential mortgage loans by $49.9 million to help replenish run-off that had occurred during the refinancing flurry in the latter part of 2002. The Bank has continued the growth in the commercial portfolio by adding $30.9 million since yearend 2002. Cash and interest-bearing deposits in other banks declined by $10.5 million and investment securities available for sale declined $5.5 million. This decline helped fund loan growth.

Deposits totaled $321.8 million at December 31, 2003, an increase of $51.5 million or more than 19% since December 31, 2002. This growth occurred in demand deposits, up $19.5 million; money market deposits, up $26.4 million; and certificates of deposit, up $5.5 million from yearend 2002. Demand deposits increased as the result of a new high rate interest checking product introduced this year plus the continued offering of free checking and relationship pricing. Money market deposits increased as a result of our continued competitive pricing and from a new money fund account designed for short-term public funds. The increase in certificates of deposit was the result of increases in public fund and brokered certificates. Federal Home Loan Bank advances increased $21.7 million to $184.7 million.

Net interest income for the fourth quarter of 2003 was $4,012,000 compared to $3,913,000 for the same period in 2002. Net interest margin was 2.90% for the three-month period ended December 31, 2003 compared to 3.22% for the same period in 2002. The average yield on earning assets decreased 77 basis points for the fourth quarter of 2003 compared to the same period in 2002. The average cost of interest-bearing liabilities decreased 65 basis points from the fourth quarter of 2002 to the fourth quarter of 2003. This decreased spread from 2.61% to 2.49% or 12 basis points.

Net interest income for 2003 was $15,654,000 compared to $15,977,000 for 2002. Net interest income was down from one year ago as a result of declining margins and reduced spreads. Net interest margin was 2.95% for the year down from 3.30% one year ago and interest rate spreads declined to 2.51% from 2.65% in 2002. During 2003 the Bank has been taking steps to help mitigate the effect of continued shrinking spreads. This has been accomplished by reducing the amount of residential real estate loans sold and maintaining a growth mode in commercial lending with greater spreads than alternative short-term cash investments. Spreads and margin have both improved slightly from the third quarter of 2003.

The Bank's provision for loan losses for the fourth quarter 2003 was $130,000 compared to $139,000 for the same period in 2002. Non-performing loans to total loans at December 31, 2003 were .43% compared to .58% at December 31, 2002, while non-performing assets to total assets were .46% at December 31, 2003 compared to .44% at December 31, 2002. Net charge-offs for the quarter ended December 31, 2003 were $42,000 compared to $18,000 for the same period in 2002.

The provision for loan losses in 2003 was $753,000 compared to $302,000 last year. The increased provision in 2003 was primarily the result of loan growth and added risk in the loan portfolio due to a higher concentration of commercial loans. Net charge-offs totaled $152,000 for 2003 compared to $18,000 for last year. The allowance for loan losses at December 31, 2003 was $3.5 million and ..80% as a percentage of total loans compared to a balance at December 31, 2002 of $2.9 million and .82% of total loans. The lower ratio was the result of an increase in the mix of residential real estate loans compared to other loan categories. Residential real estate loans typically have less risk than other types of loans and thus require less allocated allowance.

Other income for the three months ended December 31, 2003 was $699,000 compared to $1,224,000 for the same quarter of 2002. Net realized and unrealized gains on sale of loans declined to $56,000 from $862,000 during the same period in 2002. There were no gains or losses on sale of securities for the fourth quarter of 2003 compared to $186,000 of losses during the fourth quarter of 2002.

Other income for 2003 was $3,431,000 compared to $3,734,000 last year. The $303,000 decline in other income was directly related to the reduced net realized and unrealized gains on sale of loans, down $1,155,000. This was partially offset by an increase in cash surrender value of bank owned life insurance, up $460,000 in 2003 over 2002 and service charges on deposit accounts, up $126,000.

Other expenses were $3,536,000 for the three months ended December 31, 2003 compared to $3,699,000 for the same three months of 2002. Amortization of mortgage servicing rights was $(94,000) for the fourth quarter of 2003 compared to $185,000 for the same quarter of 2002, a decrease of $279,000. During the fourth quarter of 2003, the Bank's mortgage servicing rights increased $157,000 in fair value from September 30, 2003 compared to an impairment charge of $164,000 in the same quarter in 2002. In addition, the Bank incurred expenses in connection with a name change from Lincoln Federal Savings Bank to Lincoln Bank totaling $112,000 during the fourth quarter of 2003.

Other expenses for the year 2003 were $13,568,000 compared to $12,817,000 for the same period last year, an increase of $751,000. Salaries and employee benefits increased $499,000, net occupancy expenses increased $160,000, equipment expenses increased $128,000, data processing increased $216,000 and other expenses increased $210,000 during 2003 over 2002. The primary change in other expenses was the result of the Bank name change totaling $149,000. The above increases were partially offset by a $367,000 decrease in mortgage servicing rights amortization expense during 2003. Release of $207,000 from the impairment valuation in 2003 and increasing the impairment valuation by $265,000 in 2002 accounted for $472,000 of change in mortgage servicing rights amortization. The majority of the increases in other expenses for the year were due to the addition of the new Greenwood branch, remodeling of our Brownsburg branch and improvements made to our information technology infrastructure.

The book value of Lincoln Bancorp common stock was $17.96 per share at December 31, 2003 compared to $17.56 at December 31, 2002.

Lincoln Bancorp and Lincoln Bank are headquartered in Plainfield, Indiana with additional offices in Avon, Brownsburg, Crawfordsville, Frankfort, Greenwood and Mooresville.

Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Lincoln Bancorp intends such forward-looking statements to be covered by the Private Securities Litigation Reform Act of 1995, and include this statement for purposes of invoking these safe-harbor provisions. The ability to predict results or the actual effect of future plans or strategies is inherently uncertain, and involves a number of risks and uncertainties. In particular, among the factors that could cause actual results to differ materially from actual results are general economic conditions, unforeseen international political events, changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, substantial changes in financial markets, changes in real estate values and the real estate market, regulatory changes, or unanticipated results in pending legal proceedings or regulatory filings. The fact that there are various risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.


Contact:
Tim Unger
President and CEO
tunger@lincolnbank.biz
317-839-6539

                      LINCOLN BANCORP
    SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY
                        (Unaudited)
      (Dollars in Thousands, Except Per Share Amounts)


                                                                                                   December 31       December 31
                                                                                                      2003               2002
                                                                                                   -----------       -----------
Balance Sheet Data:
     Total assets                                                                                      $ 591,685         $ 521,857
     Loans, net (including loans held for sale)                                                          438,027           356,268
     Cash and interest-bearing deposits in other banks                                                    16,794            27,298
     Investment securities available for sale                                                             94,137            99,600
     Investment securities held to maturity                                                                1,745             1,780
     Deposits                                                                                            321,839           270,367
     Federal Home Loan Bank advances and repurchase agreements                                           184,693           163,009
     Note payable                                                                                              -               249
     Stockholders' equity                                                                                 79,227            82,120
     Book value per common share                                                                         $ 17.96           $ 17.56
     Shares outstanding                                                                                4,411,891         4,676,401
     Equity to assets                                                                                     13.39%            15.74%
     Non-performing assets to total assets                                                                 0.46%             0.44%
     Non-performing loans to total loans                                                                   0.43%             0.58%
     Allowance for loan losses to total loans                                                              0.80%             0.82%


                                                                Three Months Ended December 31            Year Ended December 31
                                                                      2003              2002               2003              2002
                                                                --------------------------------        ----------------------------
Operating Data:
     Interest Income:
        Loans                                                       $ 6,616            $ 6,156          $ 25,742          $ 24,863
        Investment securities                                           820              1,241             3,782             5,650
        Deposits with financial institutions                             15                 62               145               312
        Dividends on FHLB stock                                         133                133               459               490
                                                                    -------            -------          --------          --------
           Total interest income                                      7,584              7,592            30,128            31,315
                                                                    -------            -------          --------          --------
     Interest Expense:
        Deposits                                                      1,525              1,709             6,406             7,592
        Borrowings                                                    2,047              1,970             8,068             7,746
                                                                    -------            -------          --------          --------
           Total interest expense                                     3,572              3,679            14,474            15,338
                                                                    -------            -------          --------          --------
     Net Interest Income                                              4,012              3,913            15,654            15,977
        Provision for loan losses                                       130                139               753               302
                                                                    -------            -------          --------          --------
     Net Interest Income After Provision for Loan Losses              3,882              3,774            14,901            15,675
                                                                    -------            -------          --------          --------
     Other Income (Losses):
        Service charges on deposit accounts                             241                210               877               751
        Net realized and unrealized gains on loans                       56                862               794             1,949
        Net realized gains (losses) on sale of available
           for sale securities                                           --               (186)              (35)              (21)
        Equity in losses of limited partnership                         (33)               (30)             (138)             (147)
        Other                                                           435                368             1,933             1,202
                                                                    -------            -------          --------          --------
           Total other income (losses)                                  699              1,224             3,431             3,734
                                                                    -------            -------          --------          --------
     Other Expenses:
        Salaries and employee benefits                                1,930              1,828             7,193             6,694
        Net occupancy expenses                                          221                192               834               674
        Equipment expenses                                              211                267               902               774
        Data processing expense                                         392                320             1,347             1,131
        Professional fees                                               115                191               407               488
        Mortgage servicing rights amortization                          (94)               185                61               428
        Advertising and business development                            115                125               429               433
        Core deposit intangible amortization                             23                 26                94               104
        Other                                                           623                565             2,301             2,091
                                                                    -------            -------          --------          --------
           Total other expenses                                       3,536              3,699            13,568            12,817
                                                                    -------            -------          --------          --------
     Income before income taxes                                       1,045              1,299             4,764             6,592
     Income taxes                                                       234                303             1,175             2,101
                                                                    -------            -------          --------          --------
     Net income                                                       $ 811              $ 996           $ 3,589           $ 4,491
                                                                   ========            =======          ========          ========

     Basic earnings per share                                        $ 0.21             $ 0.24            $ 0.91            $ 1.04
                                                                   ========            =======          ========          ========
     Diluted earnings per share                                      $ 0.20             $ 0.23            $ 0.88            $ 1.00
                                                                   ========            =======          ========          ========

Other Data:
     Interest rate spread                                             2.49%              2.61%             2.51%             2.65%
     Net interest margin                                              2.90%              3.22%             2.95%             3.30%
     Return on average assets                                         0.56%              0.79%             0.64%             0.89%
     Return on average equity                                         4.10%              4.86%             4.53%             5.31%